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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-45085, 33-58906, 33-83760, 33-90842, 333-4064, and 333-23973;
and Form S-3 No. 333-24183) of our report dated October 20, 1997 (except for
Note 15, for which the date is November 10, 1997), with respect to the consolidated financial statements and schedule of Read-Rite Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1997.


                                                           /s/ Ernst & Young LLP

San Jose, California
December 16, 1997